Exhibit 99

CONTACT: REGIS CORPORATION:
Mark Fosland – Vice President, Finance
952-806-1707
Alex Forliti – Director, Finance-Investor Relations
952-806-1767

For Immediate Release

REGIS REPORTS FIRST QUARTER 2010 RESULTS

-First Quarter Operational Earnings of $0.30 per Share-

MINNEAPOLIS, October 29, 2009 -- Regis Corporation (NYSE:RGS), the global leader in the $170 billion hair care industry, today reported financial results for its first fiscal quarter ended September 30, 2009.  First quarter reported earnings of $0.14 per diluted share included three non-operational items which, as discussed immediately below, reduced reported earnings per diluted share by $0.16 on a net overall basis.  Absent these non-operational items, the Company’s first quarter operational earnings were $0.30 per diluted share.

The Company previously announced on August 20, 2009, that it would incur non-operational charges in the first quarter related to the pre-payment of debt and the undertaking of a store closing initiative in the U.K.  The total pre-tax expense for these two non-operational items was $21.6 million.  In addition, the Company recorded within discontinued operations after-tax income of $3.2 million primarily related to additional tax benefit from the sale of the Trade Secret business.  The reconciliation of reported earnings to operational earnings is included in today’s press release, and a more comprehensive reconciliation is available on the Company’s website at www.regiscorp.com.

On October 8, 2009, the Company reported first quarter consolidated total same-store sales declined 4.5 percent.  Reported revenues for the first quarter ended September 30, 2009 decreased 1.3 percent to $606 million compared to $614 million in the first quarter of fiscal 2009.

“First quarter same-store sales were slightly ahead of plan but remained challenging due to overall macro level economic conditions which have impacted our customer visitation patterns.  However, we are very pleased with our first quarter operating results due to our continued focus on expense control.  In fact, if you adjust last year’s results for the impact of our recent equity and convertible note issuance, our operational earnings per share in the quarter were flat compared to last year,” commented Paul D. Finkelstein, Chairman and Chief Executive Officer.  “Additionally, our operational earnings included $0.03 per share related to the pending settlement of two legal claims.  Although the cost of these settlements is appropriately included in our operational earnings of $0.30 per share, one could certainly add these back when looking at our first quarter operating performance.”

Mr. Finkelstein concluded, “Our first quarter results demonstrate the strength of our business model.  We are in the quintessential replenishment business offering an affordable necessity, and even in these tough economic times our operations are extremely profitable.  With greater consumer frugality, our focus on value based concepts is the appropriate strategy.  We continue to be bullish about the long range prospects of our Company.”

Regis Corporation will host a conference call discussing first quarter results today, October 29, 2009 at 3 p.m., Central time. Interested parties are invited to listen by logging on to www.regiscorp.com or dialing 877-941-2333. A replay of the call will be available later that day. The replay phone number is 800-406-7325, access code 4162580#.

About Regis Corporation

Regis Corporation (NYSE:RGS) is the beauty industry’s global leader in beauty salons, hair restoration centers and cosmetology education. As of September 30, 2009, the Company owned, franchised or held ownership interests in 12,900 worldwide locations.  Regis’ corporate and franchised locations operate under concepts such as Supercuts, Sassoon Salon, Regis Salons, MasterCuts, SmartStyle, Cost Cutters, Cool Cuts 4 Kids and Hair Club for Men and Women.  In addition, Regis maintains an ownership interest in Provalliance, which operates salons primarily in Europe, under the brands of Jean Louis David, Franck Provost and Saint Algue.  Regis also maintains ownership interests in Empire Education Group in the U.S. and the MY Style concepts in Japan.  System-wide, these and other concepts are located in the U.S. and in over 30 other countries in North America, South America, Europe, Africa and Asia. Regis also maintains a 49 percent ownership interest in Intelligent Nutrients, a business that provides a wide variety of certified organic products for health and beauty.  For additional information about the company, including a reconciliation of non-GAAP financial information and certain supplemental financial information, please visit the Investor Information section of the corporate website at www.regiscorp.com. To join Regis Corporation’s email alert list, click on this link: http://www.b2i.us/irpass.asp?BzID=913&to=ea&Nav=1&S=0&L=1

This press release contains “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward—looking statements in this document reflect management’s best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, “may,” “believe,” “project,” “forecast,” “expect,” “estimate,” “anticipate” and “plan.” In addition, the following factors could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements. These factors include competition within the personal hair care industry, which remains strong, both domestically and internationally; price sensitivity; changes in economic conditions, and in particular, continued weakness in the U.S. and global economies; changes in consumer tastes and fashion trends; the ability of the Company to implement its planned spending and cost reduction plan and to continue to maintain compliance with the financial covenants in its credit agreements; labor and benefit costs; legal claims; risk inherent to international development (including currency fluctuations); the continued ability of the Company and its franchisees to obtain suitable locations and financing for new salon development and to maintain satisfactory relationships with landlords and other licensors with respect to existing locations; governmental initiatives such as minimum wage rates, taxes and possible franchise legislation; the ability of the Company to successfully identify, acquire and integrate salons that support its growth objectives; the ability of the Company to maintain satisfactory relationships with suppliers; the ability of the Company to consummate the planned closure of salons and the related realization of the anticipated costs, benefits and time frame; or other factors not listed above. The ability of the Company to meet its expected revenue target is dependent on salon acquisitions, new salon construction and same-store sales increases, all of which are affected by many of the aforementioned risks. Additional information concerning potential factors that could affect future financial results is set forth in the Company’s Annual Report on Form 10-K for the year ended June 30, 2009. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

(TABLES TO FOLLOW)

REGIS CORPORATION (NYSE: RGS)
CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)
as of September 30, 2009 and June 30, 2009
(In thousands, except per share data)

	September 30, 2009	June 30, 2009
ASSETS
Current assets:
Cash and cash equivalents	$100,629	$42,538
Receivables, net	60,107	44,935
Inventories	163,146	158,570
Deferred income taxes	24,888	22,086
Income tax receivable	38,427	47,164
Other current assets	36,106	37,693
Total current assets	423,303	352,986

Property and equipment, net	382,664	391,538
Goodwill	768,511	764,422
Other intangibles, net	125,250	126,961
Investment in and loans to affiliates	202,868	211,400
Other assets	52,877	45,179

Total assets	$1,955,473	$1,892,486

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Long-term debt, current portion	$50,017	$55,454
Accounts payable	79,808	62,394
Accrued expenses	154,116	156,638
Total current liabilities	283,941	274,486

Commitments and contingencies

Long-term debt and capital lease obligations	427,529	578,853
Other noncurrent liabilities	246,134	236,287
Total liabilities	957,604	1,089,626

Shareholders’ equity:
Common stock, $0.05 par value; issued and outstanding 57,105,604 and 43,881,364 common shares at September 30, 2009 and June 30, 2009, respectively	2,855	2,194
Additional paid-in capital	324,872	151,394
Accumulated other comprehensive income	67,242	51,855
Retained earnings	602,900	597,417

Total shareholders’ equity	997,869	802,860

Total liabilities and shareholders’ equity	$1,955,473	$1,892,486

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REGIS CORPORATION (NYSE: RGS)

CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

 (In thousands, except per share data)

	Three Months Ended September 30,
	2009		2008
Revenues:
Service	$449,278		$469,035
Product	126,191		134,183
Product sold to Premier (1)	19,962		—
Royalties and fees	10,119		10,311
	605,550		613,529
Operating expenses:
Cost of service	255,969		267,077
Cost of product	59,533		65,619
Cost of product sold to Premier (1)	19,962		—
Site operating expenses	52,676		48,402
General and administrative	72,560		77,764
Rent	85,825		92,211
Depreciation and amortization	27,191		27,268
Lease termination costs	3,577		1,151
Total operating expenses	577,293		579,492

Operating income	28,257		34,037

Other income (expense):
Interest expense	(27,316)		(10,220)
Interest income and other, net	2,232		1,735
Income from continuing operations before income taxes and equity in income of affiliated companies	3,173		25,552
Income taxes	(1,619)		(9,958)
Equity in income of affiliated companies, net of income taxes	3,057		492
Income from continuing operations	4,611		16,086

Income (loss) from discontinued operations, net of taxes	3,161		(1,600)

Net income	$7,772		$14,486

Net income (loss) per share:
Basic:
Income from continuing operations	0.09		0.38
Income (loss) from discontinued operations	0.06		(0.04)
Net income per share, basic	$0.14	(2)	$0.34
Diluted:
Income from continuing operations	0.09		0.37
Income (loss) from discontinued operations	0.06		(0.04)
Net income per share, diluted	$0.14	(2)	$0.34 (2)

Weighted average common and common equivalent shares outstanding:
Basic	54,143		42,787
Diluted	54,184		43,107

Cash dividends declared per common share	$0.04		$0.04

(1) Premier Salons Beauty, Inc. (Premier) purchased Trade Secret, Inc. from Regis Corporation on February 16, 2009.  The agreement included a provision that Regis Corporation will supply product to Premier at cost for a transition period of approximately six months following the date of the sale, with possible extension to not more than eleven months.

(2) Total is a recalculation; line items calculated individually do not sum to total.

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REGIS CORPORATION (NYSE: RGS)
SELECTED CASH FLOW DATA
(In thousands)

	Three Months Ended September 30,
	2009	2008

Net cash provided by operating activities	$38,524	$27,803
Net cash provided by (used in) investing activities	2,007	(60,923)
Net cash provided by financing activities	12,593	35,072
Effect of exchange rate changes on cash and cash equivalents	4,967	(4,313)
Increase (decrease) in cash and cash equivalents	58,091	(2,361)

Cash and cash equivalents:
Beginning of year	42,538	127,627
End of year	$100,629	$125,266

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REGIS CORPORATION (NYSE: RGS)

Salon / Hair Restoration Center Counts and Revenues

	September 30, 2009	June 30, 2009
SYSTEM-WIDE LOCATIONS:

Company-owned salons	7,982	7,981
Franchise salons	2,050	2,045
Company-owned hair restoration centers	62	62
Franchise hair restoration centers	33	33
Ownership interest locations	2,730	2,804
Total, system-wide	12,857	12,925

SALON LOCATION SUMMARY

	September 30, 2009	June 30, 2009
NORTH AMERICAN SALONS:
REGIS SALONS
Open at beginning of period	1,071	1,078
Salons constructed	5	20
Acquired	2	23
Less relocations	(5)	(14)
Salon openings	2	29
Conversions	—	—
Salons closed	(7)	(36)
Total, Regis Salons	1,066	1,071

MASTERCUTS
Open at beginning of period	602	615
Salons constructed	6	14
Acquired	—	—
Less relocations	(2)	(10)
Salon openings	4	4
Conversions	—	—
Salons closed	—	(17)
Total, MasterCuts Salons	606	602

TRADE SECRET
Company-owned salons:
Open at beginning of period	—	674
Salons constructed	—	10
Acquired	—	—
Franchise buybacks	—	—
Less relocations	—	(4)
Salon openings	—	6
Conversions	—	—
Salons sold	—	(655)
Salons closed	—	(25)
Total company-owned salons	—	—

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	September 30, 2009	June 30, 2009

Franchise salons:
Open at beginning of period	—	106
Salons constructed	—	1
Acquired	—	—
Less relocations	—	—
Salon openings	—	1
Franchise buybacks	—	—
Interdivisional reclassification (3)	—	(43)
Salons sold	—	(57)
Salons closed	—	(7)
Total franchise salons	—	—

Total, Trade Secret Salons	—	—

SMARTSTYLE/COST CUTTERS IN WAL-MART
Company-owned salons:
Open at beginning of period	2,300	2,212
Salons constructed	38	71
Acquired	—	—
Franchise buybacks	—	24
Less relocations	(3)	(2)
Salon openings	35	93
Conversions	—	—
Salons closed	(3)	(5)
Total company-owned salons	2,332	2,300

Franchise salons:
Open at beginning of period	122	146
Salons constructed	2	1
Acquired	—	—
Less relocations	—	—
Salon openings	2	1
Conversions	—	—
Franchise buybacks	—	(24)
Salons closed	—	(1)
Total franchise salons	124	122

Total, SmartStyle/Cost Cutters in Wal-Mart Salons	2,456	2,422

SUPERCUTS
Company-owned salons:
Open at beginning of period	1,114	1,132
Salons constructed	2	27
Acquired	—	—
Franchise buybacks	1	6
Less relocations	—	(2)
Salon openings	3	31
Conversions	—	(2)
Salons closed	(7)	(47)
Total company-owned salons	1,110	1,114

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	September 30, 2009	June 30, 2009
Franchise salons:
Open at beginning of period	1,022	997
Salons constructed	13	51
Acquired (2)	—	—
Less relocations	(1)	(7)
Salon openings	12	44
Conversions	1	1
Franchise buybacks	(1)	(6)
Salons closed	(5)	(14)
Total franchise salons	1,029	1,022

Total, Supercuts Salons	2,139	2,136

PROMENADE
Company-owned salons:
Open at beginning of period	2,450	2,399
Salons constructed	6	36
Acquired	—	71
Franchise buybacks	3	53
Less relocations	(4)	(16)
Salon openings	5	144
Conversions	—	1
Salons closed	(18)	(94)
Total company-owned salons	2,437	2,450

Franchise salons:
Open at beginning of period	901	914
Salons constructed	10	40
Acquired	—	—
Less relocations	(2)	(7)
Salon openings	8	33
Conversions	(1)	—
Franchise buybacks	(3)	(53)
Interdivisional reclassification (3)	—	43
Salons closed	(8)	(36)
Total franchise salons	897	901

Total, Promenade	3,334	3,351

INTERNATIONAL SALONS (1)
Company-owned salons:
Open at beginning of period	444	472
Salons constructed	—	4
Acquired	—	—
Franchise buybacks	—	—
Less relocations	—	(1)
Salon openings	—	3
Conversions	—	—
Salons closed	(13)	(31)
Total, International salons	431	444

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	September 30, 2009	June 30, 2009
TOTAL SYSTEM-WIDE SALONS:
Company-owned salons:
Open at beginning of period	7,981	8,582
Salons constructed	57	182
Acquired	2	94
Franchise buybacks	4	83
Less relocations	(14)	(49)
Salon openings	49	310
Conversions	—	(1)
Salons sold	—	(655)
Salons closed	(48)	(255)
Total company-owned salons	7,982	7,981

Franchise salons:
Open at beginning of period	2,045	2,163
Salons constructed	25	93
Acquired (2)	—	—
Less relocations	(3)	(14)
Salon openings	22	79
Conversions	—	1
Franchise buybacks	(4)	(83)
Salons sold	—	(57)
Salons closed	(13)	(58)
Total franchise salons	2,050	2,045

Total Salons	10,032	10,026

HAIR RESTORATION CENTERS:
Company-owned hair restoration centers:
Open at beginning of period	62	57
Salons constructed	2	8
Acquired	—	—
Franchise buybacks	—	2
Less relocations	(2)	(5)
Salon openings	—	5
Conversions	—	—
Sites closed	—	—
Total company-owned hair restoration centers	62	62

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	September 30, 2009	June 30, 2009
Franchise hair restoration centers:
Open at beginning of period	33	35
Salons constructed	—	—
Acquired	—	—
Less relocations	—	—
Salon openings	—	—
Franchise buybacks	—	(2)
Sites closed	—	—
Total franchise hair restoration centers	33	33

Total Hair Restoration Centers	95	95

Ownership interest locations	2,730	2,804

Grand Total, System-wide	12,857	12,925

(1) Canadian and Puerto Rican salons are included in the Regis Salons, MasterCuts, Supercuts and Promenade concepts and not included in the International salon totals.

(2) Represents primarily the acquisition of franchise networks.

(3) On February 16, 2009 the Company announced the completion of the sale of Trade Secret retail product division to Premier Salons Beauty, Inc.  As a result of this transaction, the Company reported the Trade Secret operations as discontinued operations for all periods presented.  Forty-three franchise salons were not included in the sale of Trade Secret to Premier Salons Beauty, Inc. and are not reported as discontinued operations. These franchise salons are now included in Promenade.

Relocations represent a transfer of location by the same salon concept.

Conversions represent the transfer of one salon concept to another concept.

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REVENUES BY CONCEPT:

	Three Months Ended September 30,
(Dollars in thousands)	2009	2008
North American salons:
Regis	$110,601	$122,322
MasterCuts	41,092	43,431
SmartStyle (1)	131,274	131,256
Supercuts (1)	79,070	78,271
Promenade (1)(4)	169,741	154,654
Total North American salons (3)	531,778	529,934

International salons	38,799	48,448
Hair restoration centers (1)	34,973	35,147
Consolidated revenues	$605,550	$613,529

Percent change from prior year	(1.3)%	1.0%

Same-store sales decrease (2)	(4.5)%	(0.1)%

(1) Includes aggregate franchise royalties and fees of $10.1 and $10.3 million for the three months ended September 30, 2009 and 2008, respectively.  North American salon franchise royalties and fees represented 93.8 percent of total franchise revenues in the three months ended September 30, 2009 and 2008, respectively.

 (2) Salon same-store sales are calculated on a daily basis as the total change in sales for company-owned salons which were open on a specific day of the week during the current period and the corresponding prior period.  Quarterly and year-to-date salon same-store sales are the sum of the same-store sales computed on a daily basis.  Relocated salons are included in same-store sales as they are considered to have been open in the prior period.  International same-store sales are calculated in local currencies so that foreign currency fluctuations do not impact the calculation.  Management believes that same-store sales, a component of organic growth, are useful in order to help determine the increase in salon revenues attributable to its organic growth (new salon construction and same-store sales growth) versus growth from acquisitions.

(3) Beginning with the period ended December 31, 2008, the operations of Trade Secret concept within the North American reportable segment were accounted for as a discontinued operation.  All periods presented reflect Trade Secret as a discontinued operation.  Accordingly, Trade Secret revenues are excluded from this presentation.

(4) Premier Salons Beauty, Inc. (Premier) purchased Trade Secret, Inc. from Regis Corporation on February 16, 2009.  The agreement included a provision that Regis Corporation will supply product to Premier at cost for a transition period of approximately six months following the date of the sale, with possible extension to not more than eleven months.  For the three ended September 30, 2009, the Company generated revenue of $20.0 million, respectively, in product sold to Premier, which represented 3.3 percent of consolidated revenues, respectively.

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FINANCIAL INFORMATION BY SEGMENT:

Financial information concerning the Company’s salon, school and hair restoration businesses is shown in the following tables.

	For the Three Months Ended September 30, 2009 (1)
	Salons		Hair Restoration	Unallocated
(Dollars in thousands)	North America	International	Centers	Corporate	Consolidated
Revenues:
Service	$405,141	$28,193	$15,944	$—	$449,278
Product	97,188	10,606	18,397	—	126,191
Product sold to Premier (2)	19,962	—	—	—	19,962
Royalties and fees	9,487	—	632	—	10,119
	531,778	38,799	34,973	—	605,550
Operating expenses:
Cost of service	232,452	14,557	8,960	—	255,969
Cost of product	48,670	5,409	5,454	—	59,533
Cost of product sold to Premier	19,962	—	—	—	19,962
Site operating expenses	48,750	2,671	1,255	—	52,676
General and administrative	27,787	2,835	8,421	33,517	72,560
Rent	73,593	9,404	2,282	546	85,825
Depreciation and amortization	17,920	1,500	3,014	4,757	27,191
Lease termination costs	25	3,552	—	—	3,577
Total operating expenses	469,159	39,928	29,386	38,820	577,293

Operating income (loss)	62,619	(1,129)	5,587	(38,820)	28,257

Other income (expense):
Interest expense	—	—	—	(27,316)	(27,316)
Interest income and other, net	—	—	—	2,232	2,232
Income (loss) from continuing operations before income taxes and equity in income of affiliated companies	$62,619	$(1,129)	$5,587	$(63,904)	$3,173

(1) Beginning with the period ended December 31, 2008, the operations of the Trade Secret concept within the North American reportable segment were accounted for as a discontinued operation. All comparable periods reflect Trade Secret as a discontinued operation.

(2) Premier Salons Beauty, Inc. (Premier) purchased Trade Secret, Inc. from Regis Corporation on February 16, 2009.  The agreement included a provision that Regis Corporation will supply product to Premier at cost for a transition period of approximately six months following the date of the sale, with possible extension to not more than eleven months.

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	For the Three Months Ended September 30, 2008(1)
	Salons		Hair Restoration	Unallocated
(Dollars in thousands)	North America	International	Centers	Corporate	Consolidated
Revenues:
Service	$417,549	$35,399	$16,087	$—	$469,035
Product	102,713	13,049	18,421	—	134,183
Royalties and fees	9,672	—	639	—	10,311
	529,934	48,448	35,147	—	613,529
Operating expenses:
Cost of service	239,655	18,750	8,672	—	267,077
Cost of product	52,915	7,025	5,679	—	65,619
Site operating expenses	44,339	2,645	1,418	—	48,402
General and administrative	31,570	4,167	8,704	33,323	77,764
Rent	77,305	12,347	2,052	507	92,211
Depreciation and amortization	18,191	1,816	2,704	4,557	27,268
Lease termination costs	1,151	—	—	—	1,151
Total operating expenses	465,126	46,750	29,229	38,387	579,492

Operating income (loss)	64,808	1,698	5,918	(38,387)	34,037

Other income (expense):
Interest expense	—	—	—	(10,220)	(10,220)
Interest income and other, net	—	—	—	1,735	1,735
Income (loss) from continuing operations before income taxes and equity in income of affiliated companies	$64,808	$1,698	$5,918	$(46,872)	$25,552

(1) Beginning with the period ended December 31, 2008, the operations of the Trade Secret concept within the North American reportable segment were accounted for as a discontinued operation. All comparable periods reflect Trade Secret as a discontinued operation.

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REGIS CORPORATION (NYSE: RGS)

NON-GAAP FINANCIAL MEASURES (Unaudited)

The Company’s press release announcing results of operations for the three month period ended September 30, 2009 includes references to the following “non-GAAP financial measures” as defined by Regulation G of the Securities and Exchange Commission:

•                  First quarter reported earnings of $0.14 per diluted share included three non-operational items, which on a net overall basis reduced reported earnings per diluted share by $0.16. Absent these non-operational items, the Company’s first quarter operational earnings were $0.30 per diluted share.

•                  The total pre-tax expense for these two non-operational items was $21.6 million.  In addition, the Company recorded within discontinued operations after-tax income of $3.2 million primarily related to additional tax benefit from the sale of the Trade Secret business.

Non-GAAP Diluted Net Income Per Share

The table below is provided to assist the reader’s understanding of the three month period ending September 30, 2009 earnings.  The Company believes that adjusted net income per diluted share from operations, a non-GAAP financial measure, is a useful basis to compare the Company’s results against, because unusual items during the three month period ending September 30, 2009, impacted the Company’s reported net income (see “Adjustments” in table below).  The presentation below reconciles as reported net income per diluted share (U.S. GAAP amounts) to adjusted net income per diluted share from operations.  The adjusted net income per diluted share information should not be construed as an alternative to reported results under U.S. GAAP.

	Three Months Ended September 30, 2009	Three Months Ended September 30, 2008
	(Dollars)	(Dollars)
Diluted net income per share, as reported (U.S. GAAP) (5)	$0.143	$0.336

Adjustments:
Fees on pre-payment of debt (1) (6)	$0.171	$—
Lease termination costs (2) (6)	0.034	0.016
Discontinued operations (3) (6)	(0.050)	0.038
Diluted net income per share from operations, adjusted	$0.298	$0.390

Offering impact (4)		$(0.095)

Diluted net income per share from operations, pro-forma		$0.295

(1) The first quarter ending September 30, 2009 included $18.0 million ($10.9 million after-tax) in expenses associated with the prepayment of debt.

(2) The first quarters ending September 30, 2009 and 2008 included $3.6 million ($2.1 million after-tax) and $1.2 million ($0.7 million after-tax), respectively, in expense associated with the lease termination costs as part of the store closing plan of up to 80 and 160 underperforming company-owned salons, respectively.

(3) The first quarters ending September 30, 2009 and 2008 included $3.2 million and ($1.6) million in income (loss), respectively from Trade Secret business, which is reported as discontinued operations.

(4) On a pro-forma basis for the three months ended September 30, 2008, adjustments for the debt and equity offerings that occurred during the three months ending September 30, 2009 would have increased net income through the incremental savings on interest expense by approximately $2.0 million after-tax and increased the number of diluted shares by approximately 20.5 million.

(5) Diluted weighted average common and common equivalent shares outstanding were 54.2 and 43.1 million shares for the three months ended September 30, 2009 and 2008, respectively. The dilutive effect of the convertible debt was not included in the reported diluted earnings per share as the effect was anti-dilutive under the if-converted method.

(6) The earnings per share impact of the adjustments for the three months ended September 30, 2009 includes the convertible share common stock equivalent of 9.5 million additional shares as operational earnings are dilutive under the if-converted method. The impact of the additional 9.5 million shares changed the EPS impact of the discontinued operations adjustment from $0.06 per share to $0.05 per share.

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